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                                                             EXHIBIT 10.6(a)(1)





                  ____________________________________________


                EKCO GROUP, INC. EMPLOYEES' STOCK OWNERSHIP PLAN

                  ____________________________________________





                           Effective January 1, 1989
                         Restated as of January 1, 1992
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                EKCO GROUP, INC. EMPLOYEES' STOCK OWNERSHIP PLAN

                    ________________________________________



ARTICLE 1:  ADOPTION OF ESOP

1. PLAN NAME AND EFFECTIVE DATE. The plan name is the EKCO GROUP, INC. EMPLOYEES' STOCK OWNERSHIP PLAN. This employee stock ownership plan was adopted effective as of January 1, 1989. The employer intends that the plan be a qualified plan under Internal Revenue Code Section 401 and related provisions and has authorized its counsel to submit the plan to the Service for review and comment. After review of the plan, the Service has indicated that it will issue a favorable determination letter subject to the employer making certain amendments to the plan, which are incorporated in this restated document. In addition, the employer has authorized amendments to the plan which will revise certain rules of plan administration and those revised rules are also included herein.

2. PLAN TO COMPLY WITH CODE AND ERISA. The employer intends this plan to comply with all applicable provisions of the Code and ERISA. The plan is specifically meant to qualify:

         a.      as a stock bonus plan under Code Section 401(a), and

         b.      as an employee stock ownership plan within the meaning of Code
                 Section 4975(e)(7) and Section 407(d)(6) of ERISA, and

         c.      as an eligible individual account plan within the meaning of
                 Section 407(d)(3) of ERISA.

3. PURPOSE. Through the vehicle of this employee stock ownership plan, the employer intends to provide employees with a significant interest in its voting common stock. The employer wants employees to have this ownership stake so that employees will increase productivity and associate long term gains in employer stock value with their own personal success.


ARTICLE 2:  DEFINITIONS

         Certain terms used in the plan are defined in this article. Other terms are defined elsewhere in the plan and the location of the definitions appears in this article. There is no significance to the location of a particular definition.





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1.  ACCOUNT is the bookkeeping entry maintained by the plan administrator to keep track of each participant's interest in the trust fund. Subaccounts may be maintained when appropriate. Accounting rules appear in Article 6.

2. AFFILIATED EMPLOYER means any corporation which is a member of a controlled group of corporations (as defined in Section 414(b) of the Code) which includes the employer, any trade or business (whether or not incorporated) which is under common control (as defined in Section 414(c) of the Code) with the employer, any organization (whether or not incorporated) which is a member of an affiliated service group (as defined in section 414(m) of the Code) which includes the employer, and any other entity required to be aggregated with the employer pursuant to regulations under Section 414(o) of the Code.

3. BENEFICIARY means a person, class of persons or trust designated by a participant or by the terms of the plan to receive any amounts payable under the plan upon the death of a participant. A participant may name one or more beneficiaries (and one or more contingent beneficiaries) on a beneficiary form authorized for use by the plan administrator, which will be valid only if delivered to the plan administrator prior to death. The sole primary beneficiary of a participant who is married at the date of death must be his spouse, regardless of any written designation by the participant to the contrary; however, a spouse may waive the right to be sole primary beneficiary, provided that the spouse's signed waiver is witnessed by a plan official or a notary public. Any such spousal waiver may be designated either as specific for the beneficiaries then named by the participant or may be designated as unlimited without regard to any future change of beneficiary by the participant. If a participant dies and no beneficiary form is on file with the plan administrator, plan proceeds will be paid as follows: to the surviving spouse, if any, and if none, to the estate of the participant.

4. BOARD means the board of directors of EKCO or, when the context requires, the board of directors of an affiliated employer.

5.  BREAK IN SERVICE is defined in Section 1 of Article 3 at page 6.

6. CODE means the Internal Revenue Code of 1986, as amended from time to time, or any successor statute enacted in its place.

7. COMMITTEE means the committee constituted under Article 10 which serves as the plan administrator.

8.  COMPENSATION of an employee for any plan year is:





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        a.      his salary or hourly wages paid from a participating employer during such plan year, including:

                 i.       overtime,

                 ii. bonuses (in the plan year in which paid, not when accrued) and

                 iii. commissions (in the plan year in which paid, not when accrued).

         b. Compensation will be grossed up by the amount of compensation reduction elected by the participant under any Code Section 401(k) or Code Section 125 benefit plans of EKCO or any participating employer (except that compensation may not be grossed up when determining the Code Section 415 limit on plan additions, which limit is described in Article 12).

         c.      Compensation excludes:

                 i. any payments to or benefits received under this or any other public or private employee benefit plan, and

                 ii.      amounts paid or reimbursed for moving expenses, and

                 iii. amounts realized from the exercise of any non-qualified stock option, or when restricted stock (or property) held by an employee either becomes freely transferable or is no longer subject to a substantial risk of forfeiture, and

                 iv. any amount included in the gross income of an employee upon the receipt of non-vested property for services, to the extent resulting from the employee's election to recognize income by making an election under Code Section 83(b), and

                 v. amounts realized from the sale, exchange or other disposition of stock acquired under a qualified stock option, and

                 vi. any other amounts which receive special tax benefits, such as the tax-free portion of any premium for the first $50,000 of group term life insurance.





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        d.      The amount of any compensation in excess of $200,000, or such larger amount as permitted by cost of living adjustments permitted for the compensation limit in Code
                Section 401(a)(17), will not be included in any participant's compensation.

9. EKCO means EKCO GROUP, INC., a Delaware corporation and the sponsor of the plan.

10. EMPLOYEE means any person employed as a common law employee by the employer.

11. EMPLOYER / PARTICIPATING EMPLOYER means EKCO and each other participating employer which adopts this plan for its employees with the consent of the board of directors of EKCO. However, only EKCO is considered to be the employer in any case in which this plan provides for the exercise of discretion in the appointment of a committee member, administrator, or trustee or to the extent the plan permits or requires the exercise of sponsorship functions such as the amendment or termination of the plan document.

12. EMPLOYER STOCK means any qualifying employer securities, within the meaning of Code Section 4975(e)(8), of EKCO or an affiliated employer. For this plan, the term means either:

         a. shares of voting common stock issued by EKCO or an affiliated employer which are readily tradable on an established securities market, or

         b. shares of noncallable preferred stock, if such stock is readily convertible into voting common stock at a price which is reasonable as of the date the plan acquires it. (Shares may be treated as noncallable if there is a reasonable opportunity after any call for a conversion into common stock.)

         If at any time there are no readily tradable securities, the term "employer stock" means securities as described in Code Section 409(1)(2).

13. ENTRY DATE is the date on which employees who satisfy the eligibility standards of Article 4 may join the plan. January 1, 1989 is the first entry date. Each following July 1 and January 1 are entry dates.

14. ERISA means the Employee Retirement Income Security Act of 1974, as amended from time to time, or any successor statute enacted in its place.

15. EXEMPT LOAN means any loan to the plan described in Code Section 4975(d)(3), the proceeds of which are used to finance the acquisition of employer stock or to refinance such loan.





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16.  HIGHLY COMPENSATED EMPLOYEE means an individual described in Code Section
414(q). In determining those individuals who are HIGHLY COMPENSATED EMPLOYEES, the calendar year ending with the plan year will be considered the "lookback year" within the meaning of regulations interpreting Code Section 414(q).

17.  HOUR OF SERVICE is defined in Section 1 of Article 3 at page 6.

18. LIMITATION YEAR means, for purposes of determining maximum allocations and benefits under the limitation rules of Code Section 415, the calendar year.

19. NORMAL RETIREMENT AGE is age 65. Participants are not required to retire on that date.

20. PARTICIPANT means an employee who has satisfied the eligibility standards to become a participant in the plan under Article 4. Where the context requires or permits, participant also refers to a person who was formerly an active participant in the plan and who retains the right to receive future payments. A person's status as a participant will end when he has received all benefits to which he is entitled under the plan.

21. PLAN means the EKCO GROUP, INC. EMPLOYEES' STOCK OWNERSHIP PLAN, as set forth in this instrument and including any amendments that are subsequently adopted.

22. PLAN ADMINISTRATOR is the named fiduciary under ERISA charged with the administration of the plan. A committee appointed by the board is the plan administrator. If no committee is currently appointed to serve in this capacity, the Trustee will serve as Plan Administrator unless the Trustee declines to so serve, in which event Ekco will be the plan administrator. The duties of the plan administrator are set out in detail in Article 10.

23. PLAN YEAR means the 12-month period from January 1 through December 31. The first plan year commenced as of January 1, 1989.

24. SUSPENSE ACCOUNT means the account described in Section 2(c) of Article 6 at page 13 to which shares of employer stock acquired with the proceeds of an exempt loan are credited pending repayment of the exempt loan.

25. TOP-HEAVY DEFINITIONS, including TOP-HEAVY PLAN, KEY EMPLOYEE, PERMISSIVE AND REQUIRED AGGREGATION GROUPS, etc. are of limited applicability, due to the unlikely possibility of the plan ever being characterized as top-heavy within the meaning of Code Section 416. The definitions appear in Article 13.





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26.  TRUST FUND means the employer stock and other property held by the trustee hereunder for the purposes of the plan.

27. TRUSTEE means the person or persons named as trustee or serving from time to time as the successor trustee in accordance with the terms of the plan. For convenience, the masculine singular pronoun is used to describe the trustee. The duties of the trustee are set out in a separate trust agreement to which EKCO is a party.

28. VALUATION DATE is the last day of each plan year and any other dates during the plan year selected by the plan administrator to value the trust fund, as discussed more fully in Article 6.

29. VESTED means a non-forfeitable interest in an account, as discussed more fully in Article 7.

30.  YEAR OF SERVICE is defined in Section 1 of Article 3 at page 7.

31. YEAR OF ELIGIBILITY SERVICE is defined in Section 1 of Article 3 at page 7.

32.  YEAR OF VESTING SERVICE is defined in Section 1 of Article 3 at page 7.


ARTICLE 3:  PLAN SERVICE

1.  DEFINITIONS.  The following definitions relate to the crediting of service.

         a. BREAK IN SERVICE. A break in service is a calendar year in which the employee completes 500 or fewer hours of service.

         b.      HOUR OF SERVICE.

                 i. General Definition. Hours of service are counted to determine years of service and breaks in service. Hour of service for an employee means:

                          (1) Each hour for which he is directly or indirectly paid or entitled to payment by the employer for the performance of duties.

                          (2) Each hour for which he is directly or indirectly paid or entitled to payment by the employer, regardless of whether the employment relationship has





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                                  terminated, for reasons (such as vacation,
                                  holiday, sickness, disability, layoff, jury duty, military duty or leave of absence) other than the performance of duties. However, no hours of service will be credited for payments made to comply with applicable worker's compensation, unemployment compensation or disability insurance laws or to reimburse the employee for medical expenses. An employee will be credited with no more than 501 hours under this subparagraph for any single continuous period of time when no duties are performed.

                          (3) Each hour for which back pay has been awarded or agreed to by the employer, regardless of mitigation of damages. However, an hour of service which was credited under either of the above rules will not be credited again under this rule.

                 ii. Application of hours to computation periods. Hours earned for the performance of duties will be credited to the 12-month computation period in which the duties are performed. Hours earned for other than the performance of duties will be credited to the computation period in which amounts payable become due. Hours earned for back pay awards or agreements will be credited to the computation period to which the award or agreement pertains. All hours will be credited in compliance with Department of Labor Regulations Section 2530.200-2(b) and (c), which are incorporated herein by this reference.

         c.      YEAR OF SERVICE.
                 ---------------

                 i. General definition. A year of service is a 12-month computation period in which an employee completes at least 1,000 hours of service. As described, there are different rules for determining years of allocation service, years of eligibility service, and years of vesting service.

                 ii. Year of allocation service. For purposes of determining a participant's share of allocated securities under Section 3 of





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                          Article 6 at page 13, a year of allocation service
                          is a calendar year in which the participant is credited with at least 1,000 hours of service. A year of allocation service is completed when the employee completes the 1,000 hours during the period, not on the last day of the period.

                          When determining allocation service, service prior to the effective date of the Plan and prior to membership is credited.

                 iii. Year of eligibility service. For eligibility to join the plan, the 12-month computation period will begin on the day on which the employee first performs an hour of service and on subsequent anniversaries of such date. A year of eligibility service is not completed until the last day of the 12-month computation period regardless of when during such period the employee completes 1,000 hours of service.

                          When determining eligibility service, service prior to the effective date of the Plan and prior to membership is credited.

                 iv. Year of vesting service. For determination of vested benefits, the 12-month computation period runs from January 1 through December 31. A year of vesting service is completed when the employee completes the 1,000 hours during the period, not on the last day of the period.

                          When determining vesting service, service prior to the effective date of the Plan and prior to membership is credited.


        2. SPECIAL RULES FOR CREDITING SERVICE. The following are special rules which relate to the crediting of service:

         a. For companies which are acquired by Ekco, service prior to acquisition counts as allocation, eligibility and vesting service unless provided otherwise in an amendment authorized by the Ekco board. At the date of this restatement, such service is accordingly credited to employees of the following acquired companies: Woodstream Corporation, Ekco Housewares, Inc. and Frem Corporation.





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         b.     Effect of termination of employment.  If an employee leaves employment with the employer, he will forfeit at the end of the plan year any portion of his account which is not vested. A participant's accounts which are not vested in employer stock will be forfeited before any of his shares of employer stock are forfeited.

         c.     Return to employment after leaving employment.

                i. Restoration of forfeited amount. If a participant who has forfeited non-vested amounts returns to employment prior to his incurring 5 consecutive breaks in service the forfeited amounts will be restored to his account, without adjustment for investment earnings or losses during the period of absence. Restoration will come from forfeitures in the year of his return or, if there are none, from employer contributions in the year of his return or, if there are none, on a pro-rata basis from participant accounts as in effect on the first day of the plan year preceding his return.

                ii. Restoration of service credit. An employee who returns to employment after a break in service will be restored his pre-break service, for purposes of determining his share of future allocations, his vested rights in future contributions and his eligibility to join the plan again.

         d. Credit with related organizations and in non-eligible classifications. To be eligible to participate, an employee must be employed by a participating employer and not be in an ineligible job classification or employed by a non-participating affiliated employer, as set out more fully in
                Article 4. For vesting, eligibility and allocation purposes, an employee who participates is credited, however, with all of his service with any affiliated employers who are not participating employers or in any ineligible job classification. Service would also be credited for these purposes for time spent as a "leased employee" within the meaning of Code Section 414(n) and with any entities considered "predecessor employers" under Code Section 414(a).

         c. Special rule for maternity or paternity leave. In addition to the hours credited, an employee will be credited with the number of hours the employee





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                normally would have worked but for absence on a maternity or paternity leave. Such hours will be credited solely for the purpose of determining whether such employee has incurred a break in service and a maximum of 501 hours of service will be credited to an employee under this rule. Such hours will be credited to the computation period in which the maternity or paternity leave began if necessary to prevent such computation period from being a break in service; otherwise such hours will be credited to the following computation period.

                A maternity or paternity leave is an absence from work:

                i.       because of the employee's pregnancy, or

                ii.      because of the birth of a child of the employee, or

                iii. because of the placement of a child with the employee in connection with the employee's adoption of the child, or

                iv. so the employee can care for such a child following its birth or adoption.


ARTICLE 4:  EMPLOYEES ELIGIBLE TO PARTICIPATE

1.  ELIGIBILITY FOR INITIAL PARTICIPATION.


         a. Each employee of a participating employer who has completed one or more years of eligibility service as of January 1, 1989, the effective date, will participate as of that date.

         b. Each employee of a participating employer who has not yet completed at least one year of eligibility service on the effective date will become a participant on the entry date after which he completes one year of eligibility service.

         c. No employee may participate while a member of a collective bargaining unit with which retirement benefits were the subject of good faith bargaining and with which participation in this plan was not agreed.

         d. No employee may participate who is a non-resident alien with no US source income from the employer.





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         e.     No employee will be permitted to participate in the plan if he is a person described in Code Section 409(n) during the "nonallocation period" described in said Code Section.

2. ELIGIBILITY FOR ANNUAL ALLOCATIONS. A participant who has satisfied the initial eligibility tests above will qualify to share in employer contributions (and forfeitures from the accounts of terminating employees) for any plan year if:

         a. he is paid by a participating employer for at least 1000 hours of service during the plan year; and

         b. he is employed on the last day of the plan year by the employer, an affiliated employer or any other participating employer, unless not employed due to:

                i.        retirement on or after normal retirement age, or

                ii.       death while an employee, or

                iii. total and permanent disability suffered while an employee.

         Annual allocations will be shared according to the rules in Section 3 of Article 6 at page 13.

3. ELIGIBILITY FOR SPECIAL FIRST YEAR ALLOCATION. In order to create employee enthusiasm for the plan, a special allocation will be made as of February 28, 1989 to each employee who:

                i. qualifies for initial participation under Section 1, and

                ii.       is employed on February 28, 1989.

         The special allocation will be shared according to the rules in
Section 3 of Article 6 at page 13. The amount of the special allocation is determined by special vote of the Board.

4. TERMINATION OF ACTIVE PARTICIPATION. An employee's active participation will end when his employment with a participating employer ends because of death, retirement, or for any other reason.

5. REENTRY OF FORMER ACTIVE PARTICIPANT. A former active participant who returns to service as an employee of a participating employer will resume his active participation in the plan on the date of his return.





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ARTICLE 5:       EMPLOYER CONTRIBUTIONS

1. PURPOSE OF CONTRIBUTIONS. Contributions to the trust fund are exclusively for the purpose of providing employer stock to eligible participants. Contributions may be held in cash or cash equivalents:

         a.      pending the investment in employer stock, or

         b.      to repay exempt loans, or

         c. for such other purposes as the plan administrator directs which are consistent with the purpose of the plan.

2.  AMOUNT OF CONTRIBUTION.

         a. Each participating employer will contribute to the trust fund for each plan year such amount, if any, as its board of directors determines in its sole discretion. A board's determination of any amount to be contributed to the trust fund will be final and conclusive. Contributions must always be sufficient to enable the Trustee to make regular payments on any indebtedness which he has incurred to the Company to purchase Employer stock or on any indebtedness which he has incurred to a third party lender, if such indebtedness was entered into with the consent of the Company.

         b. No contribution is permitted which would exceed the limits for tax deduction under Code Section 404 for a stock bonus plan which is a "leveraged ESOP."

3.  FORM AND TIME OF CONTRIBUTION.

         a. Form of contribution. The employer's contribution for a plan year, if any, may be paid in a single sum or installments, in cash or in employer stock (either from treasury or from authorized but unissued shares).

         b. Time of contribution. The employer's contribution for a plan year will be paid to the trustee during or after a plan year, except that no payments on account of a plan year may be made later than the due date (including extensions) for filing the employer's federal income tax return for its fiscal year with or in which the plan year ends.





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4.  MORE THAN ONE PARTICIPATING EMPLOYER.


         a. Each board of directors for each participating employer will determine the amount to be contributed for its participating employees. When expressed as a percentage of compensation, the percentage contributed for employees of each participating employer may, but need not be, the same, subject to Code rules preventing illegal discrimination.

         b. Any employer may contribute all or any part of the entire amount due on behalf of one or more other participating employers and charge the amount to such participating employer. The employer will not make a contribution which, at the time of its making, would cause the allocations to any participant's accounts to exceed the limitations of Code
                 Section 415 or the tax deduction limits of Code Section 404.

5.  RETURN OF EMPLOYER CONTRIBUTIONS.


         a. Initial qualification. If the Internal Revenue Service denies initial qualification of the plan under Code Section 401 for any reason other than an untimely application, all contributions to the plan will be returned to the employer.

         b. Mistake of fact. If an employer contribution is made because of a mistake of fact, the amount contributed because of the mistake of fact will be returned to the employer, but only if demand is made within the time allowed by law.


         c. Disallowance of deduction. Employer contributions are conditioned on their deductibility under Code Section 404. If a portion or all of any deduction is disallowed, the portion of the contribution for which the deduction is disallowed will be returned to the employer, but only if demand is made within the time allowed by law.

6. NO PARTICIPANT CONTRIBUTIONS PERMITTED. Participants will not be required or permitted to make contributions of their own funds.


ARTICLE 6:  ACCOUNTS AND ALLOCATIONS

1. ESTABLISHMENT OF ACCOUNTS. The plan administrator will establish and maintain a bookkeeping account in the name of each participant to which credits and charges will be made to





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         keep track of each participant's interest in the trust fund.
         Segregation of assets in the trust fund among various accounts is not required.

         2.  TYPES OF ACCOUNTS.


                  a. EMPLOYER STOCK ACCOUNTS. The accounts which reflect participants' credits and charges of employer stock are called the employer stock accounts. Fractional shares in participants' employer stock accounts will be accounted for to the nearest one-hundredth of a share.

                  b. DOLLAR ACCOUNTS. The accounts which reflect the amount, if any, credited to the participants as cash contributions which are not to be presently used for the purchase of of stock are called the participants' dollar accounts.

                  c. SUSPENSE ACCOUNT. Those shares which are purchased with the proceeds of any exempt loan (either from the employer, an affiliated employer, or another lender) will initially be allocated to a suspense account maintained by the trustee within the trust fund. Each plan year a number of shares of employer stock will be released from the suspense account in accordance with the provisions of agreements with the lender of the exempt loan. Any such loan agreement must provide for release of the shares from the suspense account at least as rapidly as provided in IRS Regulation Sec. 54. 4975-7(b)(8)(i) --the general rule -- or as provided in IRS Regulation Sec. 54.4975- 7(b)(8)(ii) -- the special rule. For the purpose of determining the number of shares of employer stock to be released from the suspense account, shares acquired with different exempt loans will be accounted for separately. Shares which are released each year will be allocated at the end of each applicable plan year, as if they were employer contributions, to the employer stock accounts of eligible participants according to the unit ratio method of allocation described in Section 3, below. Participants hired on or after January 1, 1992 (or on or after any future date designated by the Board) will not be allocated any employer stock attributable to leveraged purchases prior to January 1, 1992 (or, in the case of any employees hired after a future date designated by the Board, securities attributable to leveraged purchases prior to that designated date), provided that the employer contributions utilized to purchase employer stock for any such excluded group of





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                  employees (or if employer stock is contributed directly for such excluded group, the value of the contributed employer stock) will be approximately equivalent, as a percentage of their compensation and service units, to the employer contributions, as a percentage of compensation and service units, for any non-excluded group of employees.

3.  UNIT-RATIO METHOD OF ALLOCATION.

         a. End of the year allocations. Allocations to employer stock accounts and dollar accounts will be based on the number of each eligible participant's units at the end of any year compared to the total number of units of all eligible participants for the plan year. Units will be assigned at the end of each plan year as follows:

                 i.       for each year of vesting service:         6 units;

                 ii.      for each full $100 of compensa-
                          tion in the year, or major
                          fraction thereof:                         1 unit.

         b. Special February 28, 1989 allocation. The contribution which the Board designates for this special allocation will be allocated according to the amount of each participant's units for the month compared to the total number of units for all eligible participants for the month. Units will be assigned as follows:

                 i.       for each year of vesting service
                          as of February 28, 1989:          1 unit;

                 ii.      for each full $100 of compensa-
                          tion in the months of January
                          and February,
                          or major fraction thereof:        1 unit.

4.  VALUATION DATES AND VALUATION OF ASSETS.

         a.      Employer stock accounts.

                 i. Public shares. The value to each employee of his employer stock account is determined, to the extent the account consists of shares readily tradable on an established securities market (within the meaning of Code Section 409(h)), by the market price of the shares at any particular time.





               EKCO Group, Inc. Employees' Stock Ownership Plan

                 ii. Preferred shares convertible to public shares. The value of any preferred shares convertible to shares readily tradable on an established securities market (within the meaning of Code Section 409(h)) is the greater of the floor price of such preferred shares, if a floor price has been established for such preferred issue, or the market price of the public shares to which the preferred shares are convertible.

                iii. Other shares. In the event that the plan ever holds shares which are not readily tradable on an established securities market or convertible into such shares, the plan administrator will determine their value at the last day of the plan year and at any other time the plan administrator may direct (referred to as valuation dates) with the appraisal process described in Section 9 of Article 14.

                 iv. Dividends. The plan administrator will determine whether dividends declared on employer stock will:

                          (1) be used to repay amounts owed on exempt loans (provided that dividends on shares in employer stock accounts may be used for this purpose only if additional employer stock, equal in value to the dividends applied to the loan repayment, are allocated to the employer stock accounts); or

                          (2) be paid directly to participants to whose employer stock accounts the employer stock was allocated; or

                          (3) be paid to the trustee with instructions to distribute to participants to whose employer stock accounts the employer stock was allocated; or

                          (4) be paid to the trustee with instructions that the amounts be allocated to the dollar accounts of participants to whose employer stock accounts the employer stock was allocated.





               EKCO Group, Inc. Employees' Stock Ownership Plan

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
                 b.       Dollar accounts.   As of the last day of each plan
                          year and at any other time the plan administrator may direct (referred to as valuation dates), the plan administrator will determine the fair market value of all assets, if any, allocable to participants' dollar accounts. The plan administrator will then apportion that new fair market value based on the ratio of adjusted account values for dollar accounts at the beginning of the valuation period. Adjusted account values, for purposes of apportioning investment gain or loss, are determined in this manner:

                          i.    Payments from accounts.  Any amount
                                distributed, paid, withdrawn or transferred from a dollar account will be treated as if it were paid on the first day of the current valuation period.

                          ii.   Employer contributions.  Any employer
                                contributions   to dollar accounts will be
                                credited as if made on the last day of the plan year for which the contribution is made.

                          Benefit payments from dollar accounts are to be based on the fair market value of the account on the valuation date immediately preceding any payment, adjusted for subsequent payments and contributions; the value of an account on the valuation date preceding the event which made the participant eligible for payment (termination of employment, for example) is irrelevant.

                 c. Segregated accounts. The plan administrator may also adopt rules under which participants may request, in writing, segregation of all or part of their funds for separate investment. The plan administrator may limit this option to specific categories of participants or accounts, such as participants who are nearing retirement and who have elected to diversify their accounts, as provided in Article 8.
                          A segregated account will be credited or charged with only the earnings, investment results and expenses of such account, and will not share in the earnings, investment results and expenses of any of the other investment funds within the trust fund. The plan administrator is not required to adopt this procedure.


ARTICLE 7:  VESTING;  PAYMENT FROM PLAN ACCOUNTS





               EKCO Group, Inc. Employees' Stock Ownership Plan

 1.  VESTING SCHEDULE.

         a. RETIREMENT, DEATH OR DISABILITY. A participant will have a non-forfeitable interest (100% vested) in his accounts, regardless of his years of vesting service, if any of the following events occurs while he is actively employed by the employer or an affiliated employer:

                 i.       his attainment of normal retirement age,

                 ii.      his death, or

                 iii. his permanent and total disability, as determined by the plan administrator.)

         b. OTHER TERMINATION. If termination of employment occurs for any other reason a participant's interest in his accounts vests (becomes non-forfeitable) according to the following schedule:

         YEARS OF VESTING SERVICE          PERCENT VESTED
         ------------------------          --------------
                less than 3                   0%
                3 years                      20%
                4 years                      40%
                5 years                      60%
                6 years                      80%
                7 or more                   100%


         Vesting in an account does not protect a participant from losses due to adverse investment experience. Vesting also does not permit a participant to withdraw his account balance.

         Non-vested amounts will be forfeited (becoming forfeitures) at the end of the plan year in which the participant terminates employment. Forfeitures will be allocated to participant accounts as if they were additional employer contributions. Participants who have forfeited non-vested accounts and return to work before incurring 5 consecutive years of break in service will be restored their forfeited amounts as provided in Section 2 of Article 3 at page 8.

2. DESCRIPTION OF EVENTS WHICH PERMIT PAYMENTS. Payments from an account are allowed in any of the following circumstances:

         a. the participant has terminated employment, regardless of age, and has applied for payment; or

         b. the participant has reached age 59 1/2, regardless of whether he has terminated employment, and has applied for payment; or





               EKCO Group, Inc. Employees' Stock Ownership Plan

         c. the participant has died, and the beneficiary has applied for payment.

3. DESCRIPTION OF EVENTS WHICH REQUIRE PAYMENT. Payments will be made without consent or cooperation of the payee in either of the following two cases:

         a. Small payments. The participant has terminated employment or died and the total amount to which he is entitled is less than $3,500. In that event, the plan administrator may require the payment of this small benefit in order to save administrative expenses even if the participant or beneficiary has not applied for payment; or

         b. Payments required by Code Section 401(a)(9). Code Section 401(a)(9) requires that minimum amounts must be paid to participants who are older than age 70 1/2 and to beneficiaries within a reasonable period following death. The Code-required minimum distribution rules are meant to prohibit excessive tax deferral, but are unnecessarily complex for administration of this plan. Accordingly, the following rules, which may require faster payment than Code section 401(a)(9) requires, are adopted for this plan:

                 i. Even if a participant is actively employed by the employer and does not want payments to start, payments are required to start, effective for the calendar year in which the participant reaches age 70 1/2, although the payment for that first year may be deferred as late as April 1 following the calendar year in which he reaches age 70 1/2. The minimum payment for each year is determined by dividing the account balance at the end of the previous plan year by the following numbers: 10 for the first year, then 9, then 8, etc. so that the full account is paid in 10 years.

                 ii. If a participant dies, the full amount of his account must be paid to the beneficiary within 5 years of the year of death. If payments had started to the participant, the death benefit must be paid at least as rapidly as under the method that was in effect for the participant.

                 The minimum distribution rules of Code Section 401(a)(9) are adopted by reference. Payments under either of the above rules must always be at least as large and as timely as required by the Code.





               EKCO Group, Inc. Employees' Stock Ownership Plan

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
4. PAYMENT OPTIONS. A participant (or beneficiary) may elect payment in any of the following forms:

         a.      Employer stock accounts.

                 i.       For shares readily tradeable on a public exchange:

                          (1) a transfer of ownership of all such shares to which the payee is entitled with cash payment for any fractional shares; or

                          (2) deferred transfer of ownership of shares to which the payee is entitled, but no deferral is permitted beyond the time for commencement of minimum distributions in the above section.

                 ii. For preferred shares which are not readily tradeable on a public exchange but which are convertible into such shares:

                          (1) the participant may instruct that the preferred shares be converted by the employer into readily tradeable shares and may require that the readily tradeable shares be distributed to him; or

                          (2) the participant may instruct that the preferred shares be redeemed for any "floor price" available through such issue and that the amount of the redemption proceeds be distributed to him; or

                          (3) the participant may require a deferred transfer of ownership of shares to which the payee is entitled, but no deferral is permitted beyond the time for commencement of minimum distributions in the above section.

         b.      Dollar accounts.

                 i. full payment of all amounts to which the payee is entitled; or

                 ii. deferred payment, but no deferral is permitted beyond the time for commencing required payments under Code
                          Section 401(a)(9).

5. TIME WHEN PAYMENTS ARE DUE. Payments will be made within 90 days following the plan administrator's determination that an event has occurred which permits payment. Prior to payment,





               EKCO Group, Inc. Employees' Stock Ownership Plan the participant (or beneficiary) must execute an application in the form required by the plan administrator. The 90 day period may be extended by an additional 90 days if there is reasonable cause for administrative delay.


ARTICLE 8:  DIVERSIFICATION ELECTION

1. DIVERSIFICATION ELECTION. This Article sets out procedures meant to comply with the diversification procedures required of ESOP's under Code Section 401(a)(28). The intent is to allow working participants who are nearing retirement age the opportunity to diversify their plan investments. This procedure permits such participants to elect to receive payments from their employer stock accounts which they may keep as income subject to applicable taxes, or which they may roll over, either to another defined contribution plan of the employer or to an individual retirement account.

2. ELIGIBILITY TO DIVERSIFY. Any participant who is age 55 or more and who has completed 10 years of active participation in this plan is permitted to diversify his account investments according to the procedures set out in this Article.

3. TIME WHEN DIVERSIFICATION ELECTIONS MAY BE MADE. The diversification period starts in the plan year in which occurs the later of the participant's 55th birthday or the conclusion of 10 plan years as a participant in the plan. It continues for that plan year and for each of the next five plan years. Elections to diversify may by made only within the 90 day periods following the close of each plan year in the 6 year diversification period.

4. AMOUNT AVAILABLE FOR DIVERSIFICATION. The amount available for diversification is 25% of the value (or 50% of the value in the last year in which the participant is eligible to diversify) of all of his employer stock accounts at the end of the plan year preceding the applicable election, reduced by the dollar value of any previous distributions under this Article.

5. PAYMENT TO PARTICIPANT. A participant who is eligible for and who elects diversification will be paid the amount he has elected (not to exceed the amount available for diversification) within 90 days of the end of any 90 day period in which diversification is elected.


ARTICLE 9:  SPECIAL RULES FOR EMPLOYER STOCK

1.  VOTING RIGHTS.

   a. If employer has registration type securities. If the employer has a class of stock which is a registration-


               EKCO Group, Inc. Employees' Stock Ownership Plan
                 type security (within the meaning of Code Section 409 (e)) participants may vote any shares which have been allocated to their account and which have voting rights as follows:

                 i. the plan administrator will be responsible for distributing to participants copies of any proxies, proxy solicitation materials or other materials related to any such stockholder vote within a reasonable time prior to the time for any vote; and

                 ii. the participant (or beneficiary if the participant is deceased) will direct the plan administrator as to the manner in which the trustee is to vote the shares and fractional shares allocated to the participant's account on any issue; and

                 iii. in the case of shares in suspense accounts, the shares will be voted in the same proportion as the shares of stock in participant accounts for which the plan administrator received valid instructions.

         b. If employer has no registration type securities. If at any time the employer has no shares of registration type securities, shares of stock will still be voted by the trustee according to participant direction, as provided above.

2.  RESPONSE TO TENDER OFFERS.

         a. Tender offer defined. A tender offer is the offer by one or more persons alone or in conjunction with others to purchase, with cash or by exchange, 1% or more of the issued and outstanding shares of employer stock.

         b. Tender of shares in participants' accounts. Employer stock which has been allocated to a participant's account will be tendered in response to any such offer as follows:

                 i. the plan administrator will be responsible for distributing to participants copies of any materials related to any such tender offer within a reasonable time prior to the time for such decision to tender; and

                 ii. the plan administrator will advise participants and beneficiaries that their decision to tender or not to tender will be confidential and the





               EKCO Group, Inc. Employees' Stock Ownership Plan
                          plan administrator will set up appropriate procedures (such as with an independent accounting firm or bank) so that participants' individual decisions are not disclosed to the employer, its officers, directors, agents or to any member of the plan administrator committee, it being intended that each participant be allowed to make tender and exchange decisions on a fully confidential basis; and

                 iii. the participant (or beneficiary if the participant is deceased) will direct the plan administrator as to whether the shares and fractional shares allocated to the participant's account are to be tendered; and

                 iv. in the case of shares allocated to participant accounts for which participants (or, when appropriate, beneficiaries) do not provide timely tender or exchange instructions, the participants (or beneficiaries) will be deemed to have instructed that the shares not be tendered or exchanged.

                 v. In all events, these provisions are to be interpreted and administered so that the plan is deemed, under the law of the state of Delaware, to be an employee stock plan in which participants have the right to determine confidentially whether employer stock held subject to the plan will be tendered in a tender or exchange offer and the plan will be so administered, notwithstanding any provision herein to the contrary.

         c. Shares in suspense accounts. Employer stock which is in a suspense account will be tendered or exchanged in the same proportion as the shares of stock which were allocated to participant accounts.


ARTICLE 10:  NAMED FIDUCIARIES

1. IDENTITY OF FIDUCIARIES. The employer, the trustee, and the plan administrator will be the fiduciaries named in this plan with the power and responsibility to control and manage the plan and its assets. Any other person or company which handles plan assets or has the power to make binding decisions on matters of plan administration (such as any investment manager appointed by the employer), will be a fiduciary, but only to the extent required by ERISA.





               EKCO Group, Inc. Employees' Stock Ownership Plan

2. RESPONSIBILITIES OF EMPLOYER AS PLAN SPONSOR. As the plan sponsor, the employer has the power and responsibility:

         a.     to amend or terminate the plan and trust;

         b. to cause the plan and trust to be merged or consolidated with another plan and trust;

         c. to appoint, remove and replace the plan administrator and the trustee;

         d. to perform such additional duties as are imposed by the plan, the trust, or by law.

         The responsibilities and authority of the employer, in its role as plan sponsor, are set forth in further detail in the various articles of the plan and in the trust agreement.

3. RESPONSIBILITIES AND AUTHORITY OF TRUSTEE. The trustee will manage and control the investment of plan assets, except to the extent that such responsibilities are specifically assigned to one or more investment managers by the plan administrator. The trustee is not required to make any independent determination on entitlement to plan benefits and may rely fully on payment instructions from the plan administrator. The trustee may rely fully on the plan administrator's instructions to buy or sell employer stock, to vote the employer stock on any corporate issue, to enter into any exempt loan to buy employer stock, and to encumber plan assets (to the extent permitted by ERISA) to purchase employer stock. The responsibilities and authority of the trustee are set forth in detail in the trust agreement.

4.  PLAN ADMINISTRATOR AND COMMITTEE.

         a. Committee selection. The employer may appoint a committee whose members may, but need not be, plan participants or employees or officers of the employer. The number of persons serving on the committee at any time will be determined by the employer, and may be changed from time to time by the employer. The employer will notify the trustee in writing of each committee member's appointment, and the trustee may assume such appointment continues in effect until written notice to the contrary is given by the employer.

         b. Change of committee members. The employer may remove any committee member at any time, with or without cause, by filing written notice of his removal with the committee and the trustee. A committee member may resign at any time by filing his written resignation





               EKCO Group, Inc. Employees' Stock Ownership Plan
                 with the employer. A vacancy, however arising, may be filled by the employer.

         c. Committee charged with plan administration duties. The committee will have all powers and authority necessary or appropriate for the operation and administration of the plan. It will:

                 i. interpret and apply all plan provisions and may correct any defect, supply any omission, or reconcile any inconsistency or ambiguity in the manner it considers advisable,

                 ii. make all final determinations concerning eligibility, benefits and rights,

                 iii. make all decisions with respect to the purchase and sale of employer stock and the form and number of exempt loans for any such purchases.

                 iv. to make limited amendments to the plan and trust, as provided in Section 1 of Article 11.

                 All determinations and actions of the committee will be conclusive and binding upon all persons, except as otherwise provided in the plan or by law. The committee may revoke or modify any determination or action previously made in error.

         d. Plan Administrator if no committee serving. If no committee is serving as plan administrator, the trustee will serve and will have all powers and responsibilities of the committee, unless the trustee declines in which event the employer will serve as plan administrator.

         e. Appointment of investment advisors. The committee may appoint, remove and replace one or more investment managers, or may refrain from such appointments;

         f. Reporting and disclosure duties of committee. The committee will prepare, file, submit, distribute or make available any plan descriptions, reports, statements, forms or other information to any government agency, employee, former employee, or beneficiary as may be required by ERISA or any other law.

         g. Information. The employer and the trustee will supply all information required by the committee to administer the plan, and the committee may rely upon the accuracy of such information.





               EKCO Group, Inc. Employees' Stock Ownership Plan

         h. Compensation and expense. Each committee member will serve without compensation unless otherwise determined by the employer, provided that in no event will plan assets be used to compensate an employee of the employer for his services as a committee member. Unless paid by the employer, all reasonable expenses of administering the plan will be paid from plan assets. These costs may include and are not limited to the fees of the trustee and any investment advisor hired by the employer, the legal costs to the employer for plan design, drafting, Code qualification, amendments, legal rulings and opinions, and the costs for any accountant's audit of plan assets. Such expenses may include the compensation of all persons employed or retained by the committee, premiums for bonds and insurance protecting the plan or trust fund and required by law or deemed advisable by the committee, and all other costs of plan administration.

         i. Decisions, rules, and regulations. Any action or decision concurred in by a majority of the committee members, either at a meeting or by agreement without a formal meeting, will constitute an action or decision of the committee. No committee member may vote on any matter which relates exclusively to himself. The committee may adopt and amend such rules for the conduct of its business and the administration of the plan as it deems advisable.

         j. Chairperson of the committee. The committee at its option may appoint any committee member or other person to serve as chairperson, and may remove that person at any time. The committee will notify the trustee in writing of such appointment, and the trustee may assume the appointment as chairperson continues until written notice to the contrary is given by the committee. The chairperson, or a majority of the committee members then in office, will have the authority to execute all instruments or memoranda necessary or appropriate to carry out the actions and decisions of the whole committee and any person may rely upon any such instrument or memorandum.

5. RESPONSIBILITIES ARE NOT SHARED. Each named fiduciary will have only those responsibilities that are specifically assigned under this plan. No named fiduciary will be liable on account of the improper performance or nonperformance of responsibilities assigned to another named fiduciary.

6. DUAL FIDUCIARY CAPACITY PERMITTED. Any person or group of persons may serve in more than one fiduciary capacity, including service both as trustee and committee member.





               EKCO Group, Inc. Employees' Stock Ownership Plan

7. ACTIONS BY THE EMPLOYER. Wherever the plan specifies that the employer is required or permitted to take any action, such action will be taken by its board of directors, or by a duly authorized committee, or by one or more directors, officers, employees or other persons duly authorized to do so by the board of directors.

8. ALLOCATION AND DELEGATION OF RESPONSIBILITIES. The members of the committee or the members of the board of directors of the employer or of a committee of such board may allocate their responsibilities among themselves in any reasonable manner and may delegate any of their responsibilities to any other person or persons by so specifying in a written instrument. No committee member or director will be liable for the improper discharge or nonperformance of any responsibility so allocated or delegated to another person except to the extent liability is imposed by law.

9. ADVICE. A named fiduciary may employ or retain such attorneys, accountants, investment advisors, consultants, specialists and other persons or firms as it deems necessary or desirable to advise or assist it in the performance of its duties. Unless otherwise provided by law, the fiduciary will be fully protected for any action taken or omitted by him or it in reliance upon any such person or firm rendered within his or its area of expertise.

10. INDEMNIFICATION. To the extent permitted by law and not prohibited by the employer's charter and by-laws, the employer will indemnify and hold harmless every person serving as a fiduciary (whether a named fiduciary or otherwise), and the estate of such an individual if he is deceased, from and against all claims, loss, damages, liability, and reasonable costs and expenses, incurred in carrying out his fiduciary responsibilities, unless due to the gross negligence, bad faith or willful misconduct of such individual; provided that counsel fees and amounts paid in settlement must be approved by the employer and provided further that this section will not apply to any claim, loss, damages, liability, or costs and expenses which are covered by a liability insurance policy maintained by the employer, or by the plan or by an individual fiduciary. The preceding sentence will not apply to a corporate trustee, an insurance company, an investment manager or outside service provider (or to an employee of any of the foregoing) unless the employer otherwise specifies in writing.

11. PARTICIPANTS ARE FIDUCIARIES. Each participant is a fiduciary to the extent he provides instruction as to the way in which the shares of stock in any employer stock account are to be voted. The other plan fiduciaries may rely fully on such instructions as if they were the instructions of a plan fiduciary to whom this duty has been delegated. For no other purpose will participants be considered fiduciaries.





               EKCO Group, Inc. Employees' Stock Ownership Plan

ARTICLE 11:  PLAN AMENDMENT, MERGER AND TERMINATION

1.  AMENDMENT OF PLAN.

         a. Employer. The employer may amend the plan without the consent of any person, provided that no amendment will reduce any participant's nonforfeitable account balance as of the date such amendment is adopted (or its effective date if later), and provided further that no amendment or action of any type will permit any part of the trust fund to revert to the employer or be used for or diverted to purposes other than for the exclusive benefit of participants or their beneficiaries.

         b. Plan administrator. The plan administrator may make amendments to the plan and trust without approval of the employer if the amendments:

                 i. are administrative in nature, so as to facilitate plan administration and do not increase the liability or expenses of the employer; or

                 ii. are remedial, meaning that the amendments are necessary in order that the plan qualify under the rules of Code Section 401 or that loans to acquire employer stock not be prohibited within the meaning of Code Section 4975.

2. MERGER OF PLANS: PARTICIPANT PROTECTION. A merger or consolidation with, or transfer of assets or liabilities to, any other plan will be permitted only if the benefit each participant would receive if such plan were terminated immediately after the merger, consolidation or transfer is not less than the benefit he would have received if this plan had terminated immediately before the merger, consolidation or transfer.

3.  TERMINATION.

         a. Employer may terminate. The employer has established the plan with the bona fide expectation and intention that it will be able to continue the plan and contributions to it indefinitely, but it will be under no obligation or liability to continue contributions or to maintain the plan for any particular length of time. The employer in its discretion may discontinue contributions to the plan indefinitely or temporarily and the employer may terminate this plan at any time.





               EKCO Group, Inc. Employees' Stock Ownership Plan

         b. Full vesting. All participants who are actively employed in the plan year in which the plan was terminated, or in the plan year in which any "partial termination" occurs (to the extent they are affected by the partial termination) will be fully vested in their account balances. There will be no other liability to any participant, beneficiary or other person as a result of any such discontinuance or termination.

         b. Return of suspense account proceeds to employer. If the plan is terminated and, at the time of termination, additional amounts remain in any suspense account after repayment of all loans made to the plan, the cash will be distributed as follows:

                 i. to the accounts of all participants otherwise eligible to share in employer contributions for the year, up to the limits permitted by Code Section 415 and this plan; and

                 ii.      remaining amounts will be returned to the employer.

4. EFFECT OF TERMINATION. After termination of the plan, no employee will become a participant and no further contributions will be made on behalf of participants. The trustee will continue to hold the assets of the trust fund for distribution as directed by the plan administrator. The plan administrator will determine whether to direct the trustee to disburse the plan's assets as immediate benefit payments, to retain and disburse them in the future, or to follow any other procedure which it deems advisable.


ARTICLE 12:  CODE RULES LIMITING ADDITIONS TO ACCOUNTS

1. DEFINITIONS. The following definitions apply for purposes of the technical rules under Section 415 of the Code which limit employer contributions of all types to the plan.

         a. "Adjustment Factor" means the cost of living adjustment factor prescribed by the Secretary of the Treasury under Section 415(d) of the Code for years beginning after December 31, 1987, as applied to such items and in such manner as the Secretary shall provide.

         b. "Annual additions" means the amount allocated to a participant's account during the limitation year that constitutes:

                 i.       employer contributions of all types,





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                 ii.      employee "after-tax" contributions (which are not
                          permitted in this plan),

                 iii.     forfeitures, and

                 iv. amounts described in Code Sections 415(l)(l) and 419(A)(d)(2).

         c.      "Defined contribution dollar limitation" means:

                 i. $30,000 or, if greater, one-fourth of the defined benefit dollar limitation set forth in Section 415(b)(1) of the Code as in effect for the limitation year, or

                 ii. if in any plan year no more than one-third of the employer's contribution to the plan for such year is allocated to the accounts of employees who are highly compensated employees, forfeitures of securities acquired with an exempt loan will not be considered additions and the following amount will be substituted for the above dollar limitation:

                          (1) the sum of $30,000 (as adjusted periodically for cost-of-living changes in accordance with federal regulations), and

                          (2) the lesser of $30,000 (as so adjusted) or the amount of the employer's contribution to the plan for such year for the participant (provided that for this purpose the employer's contribution to dollar accounts will be disregarded).

         d. "Employee" means employees of the employer or any affiliated employer and includes leased employees within the meaning of
                 Section 414(n)(2) of the Code. However, if leased employees constitute less than twenty percent of the employer's non-highly compensated work force within the meaning of
                 Section 414(n)(1)(C)(ii) of the Code, the term "employee" shall not include those leased employees covered by a plan described in Section 414(n)(5) of the Code unless otherwise provided by the terms of this plan other than this amendment.

         e. "Family member" means an individual described in Section 414(q)(6)(B) of the Code.

         f. "Inactive participant" means any employee or former employee who has ceased to be a participant and on whose behalf an account is maintained under the plan.





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         g.      "Participant" means any employee of the employer who has met the eligibility and participation requirements of the plan as an active employee at any time during the plan year, regardless of his employment status at the end of the plan year.

2. RULES FOR CODE SECTION 415 COMPLIANCE. Code section 415 and its limitations are incorporated by reference. For guidance, the following important rules are included:

         a. Maximum annual addition limit. The maximum annual addition that may be contributed or allocated to a participant's account under the plan for any limitation year shall not exceed the lesser of:

                 i.       the defined contribution dollar limitation, or

                 ii. 25 percent of the participant's compensation, within the meaning of Section 415(c)(3) of the Code for the limitation year.

         b. Special rules. The 25% of compensation limitation referred to above does not apply to:

                 i. any contribution for medical benefits (within the meaning of Section 419A(f)(2) of the Code) after separation from service which is otherwise treated as an annual addition, or

                 ii. any amount otherwise treated as an annual addition under Section 415(l)(l) of the Code.

         c. Treatment of excess. If as a result of the allocation of forfeitures or a reasonable error in estimating participant's compensation the amount allocated to a participant's accounts would exceed the above limitations, such excess amount will be reallocated to the accounts of other participants entitled to share in employer allocations for such plan year for whom these limits would not be violated.

         d. Ordering rules. For the purpose of reallocating the excess additions, the amount reallocated will consist:

                 i. first, of any amounts which would otherwise be allocated to the affected participant's dollar account; and

                 ii. second, to shares of employer stock which would otherwise be allocated to his employer stock account.





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                e.      Combined plan limits.  For any plan year, the sum of
                        a participant's defined contribution plan fraction and his defined benefit plan fraction may not exceed
                        1.0. If the sum of such fractions would exceed 1.0 without the application of this section, his benefit under the defined benefit plan or plans will be reduced to a benefit that will produce a defined benefit plan fraction and a defined contribution plan fraction that equal 1.0.

                        i. A participant's defined contribution plan fraction for any plan year is the fraction:

                                (1)     whose numerator is the sum of annual
                                        additions (as defined in Code Section
                                        415(c)(2)) to his accounts under all
                                        qualified defined contribution plans
                                        maintained by the employer (or an
                                        affiliated company) as of the close
                                        of such plan year, and

                                (2)     whose denominator is the sum of the
                                        lesser of the following amounts
                                        determined for such year and for each
                                        prior year of plan service with the
                                        employer:  the product of 1.25 (1.0
                                        if the plan is top-heavy) and the dollar limitation in effect for such year, or the product of 1.4 and 25% of the participant's net compensation for such year.

                        ii. His defined benefit plan fraction for any plan year is a fraction

                                (1)     whose numerator is his aggregate
                                        projected annual benefit under all
                                        defined benefit plans sponsored by the
                                        employer (or an affiliated company)
                                        as of the close of such plan year, and

                                (2) whose denominator is the lesser of the product of 1.25 (1.0 if the plan is top-heavy) and the dollar limitation in effect under Section 415(b)(1)(A) of the Code, or the product of 1.4 and the participant's highest average net compensation as determined under Section 415(b)(1)(B) of the Code. For this purpose, the projected annual benefit of a participant means the total normal retirement benefit to which he would be entitled on the assumptions that his employment continues until his normal


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
                         retirement age and his annual earnings and all other relevant factors remain the same for all future years as in the year when the projection is made.


ARTICLE 13:  SPECIAL PROVISIONS FOR TOP-HEAVY PLANS

1. APPLICABILITY OF ARTICLE. This section is included in the plan to meet the requirements of Code Section 416, and the provisions of this section will be operative only if, when and to the extent that Code Section 416 applies to the plan. At such time as the requirements of Code Section 416 apply to the plan because the plan is top-heavy as defined in the following section, the provisions of this section will apply and will govern over any contrary provision of the plan.

2.  DEFINITIONS FOR TOP-HEAVY RULES.

         a. The plan will be top-heavy for a plan year if, as of the determination date, the sum of the aggregate amount in the accounts of participants who are key employees exceeds 60% of such amount determined for all participants in this plan.

         b. Notwithstanding the preceding paragraph, if the plan is included within a required or permissive aggregation group, the plan will be top heavy for a plan year if, as of the determination date, the sum of the aggregate amount in the accounts of participants who are key employees (including all defined contribution plans within such group) and the aggregate present value of cumulative accrued benefits of participants who are key employees (including all defined benefit plans within such group), exceeds 60% of such amount determined for all participants in all such plans.

         c. In determining the amounts in participants' accounts and present values of accrued benefits under the preceding two paragraphs, the present value of accrued benefits will be based on the actuarial assumptions used to determine the minimum funding requirements of Code Section 412(b); if there is more than one defined benefit plan in the aggregation group, each plan will use the same actuarial assumptions for purposes of the top heavy test, as determined by the actuary; distributions made during the 5 years ending on the determination date will be taken into account; rollover contributions after December 31, 1983, will be taken into account only to the extent provided in regulations under Code
                 Section 416(g)(4)(A); account balances and accrued benefit values of a person who





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
                 was but no longer is a key employee will be disregarded; and account balances and accrued benefit values of any individual who has not received any compensation from an employer (other than benefits under the plan) at any time during the 5 years ending on the determination date will be disregarded.

         d. The determination date for purposes of determining whether the plan is top-heavy under subsection (i) for a particular plan year is the last day of the preceding plan year. In the case of the first plan year, the determination date is the last day of that year.

         e. A key employee is any employee or former employee (including a beneficiary of such an employee) who at any time during the plan year or any of the four preceding plan years was:

                 i. an officer of the employer having annual compensation greater than 150% of the amount in effect under
                          Section 415(b)(1)(A) of the Code for such plan year (but no more than the lesser of 50 employees or 10% of all employees will be taken into account under this subsection (A) as key employees);

                 ii. one of the 10 employees owning (or considered as owning within the meaning of Code Section 318) the largest interests in the employer but only if such employee's compensation for such plan year exceeds the amount specified in Code Section 415(c)(1)(A). For purposes of the preceding sentence, if 2 employees have the same interest in the employer, the employee having greater annual compensation from the employer shall be treated as having a larger interest;

                 iii. a person owning (or considered as owning within the meaning of Code Section 318) more than 5% of the outstanding stock of the employer; or

                 iv. a person who has annual compensation from the employer of more than $150,000 and who would be described in subsection (C) above if 1% were substituted for 5%.

        For purposes of applying Code Section 318 to the provisions of paragraph iii, subparagraph (C) of Code Section 318(a)(2) will be applied by substituting "5%" for "50%". In addition, the rules of Code Section 414 (b),
(c) and (m) will not apply for purposes of determining ownership under subsections (C) and (D) above.





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         f.      A non-key employee is any employee or former employee
                 (including a beneficiary of such an employee) who is not a key employee under subsection (iii) above.

         g. A required aggregation group includes all qualified plans of the employer (whether or not terminated) in which a key employee participates and each other qualified plan of the employer that enables any of such plans to meet the requirements of Section 401(a)(4) or Section 410 of the Code. A permissive aggregation group includes (in addition to plans in a required aggregation group) any plan which the employer designates for inclusion provided that inclusion of such plan does not cause the group to fail the requirements of Section 401(a)(4) or Section 410 of the Code.

3. LIMIT ON COMPENSATION. For any plan year in which the plan is top-heavy, the amount of gross compensation taken into account under the plan for a participant will not exceed $200,000 (as adjusted periodically for cost-of-living changes in accordance with applicable provisions of the Code and regulations).

4. MINIMUM CONTRIBUTION. For any plan year in which the plan is top-heavy, the employer will make a minimum contribution on behalf of each non-key employee who participated in the plan at any time during the plan year and who is employed on the last day of the plan year equal to 3% of his gross compensation (before any reductions under Code Sections 401(k) or 125). However, the minimum contribution called for under the preceding sentence will not exceed the contribution (determined as a percentage of his gross compensation) for such plan year under this plan (and any other defined contribution plan included in an aggregation group with this plan) on behalf of the key employee for whom such contribution is the highest. Also, such minimum contribution will be offset as permitted under regulations under Code Section 416 to reflect contributions on behalf of or benefits accrued by such non-key employee under any other plan maintained by the employer.

5. VESTING IN ACCOUNTS. In years when the plan is top-heavy, participants' vesting will be computed under the following vesting schedule:

        Years of Vesting Service        Vested Percentage
        ------------------------        -----------------

        Less than 3                              0%
        3 or more                              100%




               EKCO Group, Inc. Employees' Stock Ownership Plan

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ARTICLE 14:  CLAIMS PROCEDURE

1. CLAIMS REVIEW PROCEDURE. Any request for benefits (the "claim") by a participant or his beneficiary (the "claimant") will be filed in writing with the plan administrator. Within a reasonable period after receipt of a claim, the plan administrator will provide written notice to any claimant whose claim has been wholly or partly denied, including:

        a.      the reasons for the denial,

        b.      the plan provisions on which the denial is based,

        c. any additional material or information necessary to perfect the claim and the reasons it is necessary, and

        d.      the plan's claims review procedure.

        A claimant will be given a full and fair review by the plan administrator of the denial of his claim if he requests a review in writing within a reasonable period after notification of the denial. The claimant may review pertinent documents and may submit issues and comments orally, in writing, or both. The plan administrator will render its decision on review promptly and in writing and will include specific reasons for the decision and reference to the plan provisions on which the decision is based.

2. CONFLICTING CLAIMS FOR BENEFITS. If two or more persons claim entitlement to payment of the same benefit, the plan administrator may withhold payment of such benefit until the dispute has been determined by a court of competent jurisdiction or has been settled by the persons concerned.


ARTICLE 15:  MISCELLANEOUS PROVISIONS

1. NONALIENATION OF BENEFITS. No benefit, right or interest of any person in this plan will be subject to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or charge, or to seizure, attachment or other legal, equitable or other process, or be liable for, or subject to, the debts, liabilities or other obligations of such person. However, the plan administrator will carry out the applicable requirements of any qualified domestic relations order (as defined in Code Section 4l4(p)) received from a court. The plan administrator will establish procedures for notifying the affected member of any domestic relations order received by the plan and for determining whether any said order is a qualified domestic relations order.

2. PAYMENT TO MINORS AND INCOMPETENTS. If the plan administrator deems any person incapable of giving a binding



               EKCO Group, Inc. Employees' Stock Ownership Plan

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
receipt for benefit payments because of his minority, illness, infirmity or other incapacity, it may direct payment directly for the benefit of such person, or to any person selected by the plan administrator to disburse it. Such payment, to the extent thereof, will discharge all liability for such payment under the plan.

3. CURRENT ADDRESS OF PAYEE. Any person entitled to benefits is responsible for keeping the plan administrator informed of his current address at all times. The plan administrator, the trustee and the employer has no obligation to locate such person, and will be fully protected if all payments and communications are mailed to his last known address, or are withheld pending receipt of proof of his current address and proof that he is alive.

4. EXCLUSIVE BENEFIT OF PARTICIPANTS. The plan is for the exclusive benefit of participants and their beneficiaries. Contributions are made to the trust fund by the employer and by participants for the purpose of distributing benefits to participants and their beneficiaries from the trust fund in accordance with the plan. Except as provided in Section 17.8, no part of the trust fund or any distribution therefrom will be used for or diverted to purposes other than for the exclusive benefit of participants and their beneficiaries and defraying those reasonable expenses of administering the plan and trust fund not paid by the employer.

5.  PLAN DOES NOT CREATE EXTRA EMPLOYMENT RIGHTS.   The plan will not be
interpreted to give any person any benefit, right or interest except as expressly provided, or to create a contract of employment or to give any employee the right to continue as an employee or to affect or modify his terms of employment in any way.

6. APPLICATION OF PLAN'S TERMS. The benefits and rights of a participant and his beneficiaries under the plan on account of the participant's retirement, death, disability or other termination of employment will be determined in accordance with the terms of the plan that are in effect on the date of such event. This protection will not prevent the employer from amending or terminating the plan, however, provided that such action complies with the Code and ERISA.

7. BENEFITS NOT GUARANTEED. The employer, the trustee and the plan administrator do not guarantee the payment of benefits. Benefits will be paid only from the assets of the trust fund and are limited to the amount of assets in the trust fund.



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8.  RULES OF CONSTRUCTION.

                 a. A word or phrase defined or explained in any section or article has the same meaning throughout the plan unless the context indicates otherwise.

                 b. Where the context so requires, the masculine includes the feminine, the singular includes the plural, and the plural includes the singular.

                 c. Unless the context indicates otherwise, the words "herein", "hereof", "hereunder", and words of similar import refer to the plan as a whole and not only to the section in which they appear.

9.  SPECIAL PROVISIONS IF EMPLOYER WERE NOT A PUBLIC CORPORATION.


                 a. Right to sell back ("put for cash") employer stock for which there is no established market. If the plan ever were to contain employer stock which was not readily tradable on an established securities market, a participant to whom shares of employer stock were distributed may require the employer to purchase any or all of such shares by filing with the employer a written notice stating the number of shares of employer stock he intends to sell accompanied by the certificate representing such shares endorsed in blank or with a duly executed stock power.

                          i. Time for filing notice. Such notice must be filed within 15 months after the date of distribution of the shares tendered for sale in such notice. The plan administrator in its discretion may waive the requirement that such written notice be filed within the periods specified in the preceding two sentences.

                          ii. Other persons who may exercise the "put for cash" option. The right to put the employer stock back to the employer may be exercised by the following persons with respect to shares of employer stock owned by such person:

                                  (1)      the participant's donee;

                                  (2)      any person, including the
                                           participant's beneficiary, executor,
                                           administrator or a distributee of
                                           the participant's estate, who owns
                                           such shares as a result of the
                                           participant's death; or





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
                                  (3)    the trustee or custodian under an
                                         individual retirement account
                                         established by the participant to
                                         which he transferred such shares.

                                  Any such other person must exercise the
                                  option within the time period provided above without extension.

                          iii. Purchase by trustee. The plan administrator in its discretion may direct the trustee to purchase shares of employer stock tendered by a participant or other person. The employer must purchase any shares which the trustee does not purchase.

                          iv. Determination of purchase price. The price at which the employer (or the trustee) will purchase shares of employer stock which are not readily tradable on an established market will be the fair market value of such shares as determined by the trustee as of the valuation date most recently preceding the date on which the participant (or other person) files the written notice exercising the right to put for cash.

                          v. Payment of purchase price. The employer (or trustee) in its discretion may pay the purchase price for shares purchased under this article in one payment or with an adequately secured promissory note providing for substantially level payments, bearing reasonable interest, and fully payable within 60 months. Such payment will be made within 30 days after the date the participant (or other person) files the notice exercising the right to put the shares.

                          vi. Determination of value of employer stock which is not readily tradable on an established securities market. The plan administrator will determine the value of any employer stock held in the plan. For stock which is not readily tradable on an established securities market, the plan administrator must consult with and rely upon the report of an "independent appraiser" who meets the standards for an appraiser under the regulations for Code Section 170 (a)(1).

                 b. Restrictions on transfer generally not allowed. Shares of employer stock distributed to a participant may not be subject to restrictions on transfer at any





               EKCO Group, Inc. Employees' Stock Ownership Plan
                 time when the charter or bylaws of the employer do not restrict share ownership exclusively to employees and plans qualified under Code Section 401(a). Even in that event, any such shares may be subject only to a limited right of first refusal in favor of the employer as follows:

                i. The right of first refusal may provide only that a person owning such shares may not sell any such shares until the expiration of 14 days after he gives written notice to the employer of the receipt of a good faith offer to purchase such shares from a third party.

                ii. During such 14 day period, the employer may purchase such shares by paying the owner the greater of the value of such shares as most recently determined or the purchase price (and other terms) offered in good faith by such third party.

                iii. In its discretion, the employer may permit the trustee to purchase such shares during the same period and at the same price and other terms that the employer may purchase such shares.

        c. Employee stock rights are protected on termination. Termination of the plan will not cause participants to lose any of the following rights which ERISA requires that the plan provide with respect to the employer stock distributed to them from the plan, meaning specifically:

                i. the "put for cash" option for any employer stock which is not readily tradable on an established securities market or convertible into such a security, as provided above; and

                ii. the limitation on stock transfer restrictions as provided above.

10. TEXT CONTROLS. Headings and titles are for convenience only, and the text will control in all matters.





                EKCO Group, Inc. Employees' Stock Ownership Plan

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
11. APPLICABLE STATE LAW. To the extent that state law applies, the provisions of the plan will be construed, enforced and administered according to the laws of the State of Delaware.



Adopted June __, 1992.


                                        EKCO GROUP, INC.



                                        By:/S/ ROBERT STEIN
                                           ----------------
                                             President





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                                    - 41 -